Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended December 31, 2014

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,046	$ 998	$ 387	$ 197	$ 10	$ 231	$ (122)	$ 2,747

Cost of sales and other expenses	(672)	(771)	(309)	(137)	(15)	(232)	89	(2,047)

Depreciation and amortization	(135)	(110)	(14)	(17)	(1)	(11)	(2)	(290)

Plant closure loss	(19)	-	-	-	-	-	-	(19)

Gain on sale of equity interest	-	-	-	-	14	-	-	14

Equity earnings (losses), before income tax	-	-	-	-	2	18	(1)	19

Other income (expense), net	11	7	15	(23)	-	-	9	19

Income (loss) before interest and tax (1)	231	124	79	20	10	6	(27)	443

Net interest (expense) income (2)	(50)	(19)	(5)	(2)	(1)	7	(59)	(129)

Income tax (expense) benefit	(53)	(29)	1	32	9	(2)	33	(9)

Equity earnings, net of income tax	-	-	-	16	-	-	-	16

(Earnings) losses attributable to noncontrolling interests	-	-	(12)	(13)	-	-	1	(24)

Earnings (losses)	$ 128	$ 76	$ 63	$ 53	$ 18	$ 11	$ (52)	$ 297

Three Months Ended December 31, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,000	$ 1,042	$ 376	$ 156	$ 6	$ 225	$ (100)	$ 2,705

Cost of sales and other expenses	(647)	(817)	(292)	(110)	(15)	(195)	74	(2,002)

Depreciation and amortization	(127)	(103)	(15)	(16)	(1)	(21)	(2)	(285)

Equity earnings (losses), before income tax	-	-	-	-	-	14	(4)	10

Other income (expense), net	10	2	3	19	-	(4)	31	61

Income (loss) before interest and tax (1)	236	124	72	49	(10)	19	(1)	489

Net interest (expense) income (2)	(50)	(17)	(4)	(11)	5	(5)	(59)	(141)

Income tax (expense) benefit	(44)	(9)	(17)	(16)	11	(5)	41	(39)

Equity (losses) earnings, net of income tax	-	-	(1)	12	-	-	-	11

Earnings attributable to noncontrolling interests	(23)	-	(7)	(8)	-	-	-	(38)

Earnings (losses)	$ 119	$ 98	$ 43	$ 26	$ 6	$ 9	$ (19)	$ 282

(1)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Includes interest income, interest expense and preferred dividends of subsidiary.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Year Ended December 31, 2014

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 4,329		$ 3,855	$ 1,534	$ 818	$ 35	$ 979	$ (515)	$ 11,035

Cost of sales and other expenses	(2,834)		(2,903)	(1,225)	(562)	(51)	(955)	433	(8,097)

Depreciation and amortization	(530)		(431)	(55)	(64)	(5)	(61)	(10)	(1,156)

Plant closure loss	(6)	(1)	-	-	-	-	-	-	(6)

Gain on sale of equity interests and assets	-		-	2	19	41	-	-	62

Equity earnings (losses), before income tax	-		-	-	-	20	62	(1)	81

Other income, net	40		20	30	4	1	2	40	137

Income (loss) before interest and tax (2)	999		541	286	215	41	27	(53)	2,056

Net interest (expense) income (3)	(202)		(70)	(19)	(13)	(4)	4	(229)	(533)

Income tax (expense) benefit	(270)		(139)	(58)	(5)	44	20	108	(300)

Equity (losses) earnings, net of income tax	-		-	(4)	42	-	-	-	38

(Earnings) losses attributable to noncontrolling interests	(20)		-	(33)	(47)	-	(1)	1	(100)

Earnings (losses)	$ 507		$ 332	$ 172	$ 192	$ 81	$ 50	$ (173)	$ 1,161

Year Ended December 31, 2013

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 4,066		$ 3,736	$ 1,495	$ 675	$ 82	$ 908	$ (405)	$ 10,557

Cost of sales and other expenses	(2,590)		(2,814)	(1,169)	(452)	(52)	(818)	335	(7,560)

Depreciation and amortization	(494)		(383)	(59)	(63)	(21)	(81)	(12)	(1,113)

Plant closure loss	(200)		-	-	-	-	-	-	(200)

Gain on sale of equity interests and assets	-		-	-	-	40	74	-	114

Equity (losses) earnings, before income tax	-		-	-	-	(12)	47	(4)	31

Other income, net	40		11	9	24	9	3	44	140

Income (loss) before interest and tax (2)	822		550	276	184	46	133	(42)	1,969

Net interest expense (3)	(203)		(70)	(13)	(15)	(3)	(28)	(215)	(547)

Income tax (expense) benefit	(191)		(116)	(67)	(60)	19	(40)	89	(366)

Equity (losses) earnings, net of income tax	-		-	(15)	39	-	-	-	24

Earnings attributable to noncontrolling interests	(24)		-	(28)	(26)	-	(1)	-	(79)

Earnings (losses)	$ 404		$ 364	$ 153	$ 122	$ 62	$ 64	$ (168)	$ 1,001

(1)	After taxes, including a $17 million charge to reduce certain tax regulatory assets attributed to SONGS, the adjustment to loss from plant closure is a $21 million charge to earnings.

(2)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Includes interest income and interest expense. In 2014, includes preferred dividends of subsidiary. In 2013, includes preferred dividends of subsidiaries and call premium on preferred stock.